Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wolfspeed, Inc. of our report dated August 20, 2026, relating to the financial statements, which appears in Wolfspeed, Inc.’s Annual Report on Form 10-K for the year ended June 28, 2026.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 5, 2026